UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

MorphoSys AG

(Exact name of registrant as specified in its charter)

Federal Republic of Germany	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Semmelweisstrasse 7 82152 Planegg Germany Telephone: +49 89-89927-0	Not Applicable

(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

American depositary shares, each representing one-fourth of an ordinary share
The NASDAQ Stock Market LLC

Ordinary shares, no par value *	The NASDAQ Stock Market LLC*

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-223843 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None.

* Application to be made for listing, not for trading, but only in connection with the registration of American Depositary Shares pursuant to requirements of the Securities and Exchange Commission.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

     MorphoSys AG (the “Company”) hereby incorporates by reference (a) the description of its ordinary shares, no nominal value, contained under the heading “Description of Share Capital”, (b) the description of its American Depositary Shares, each representing one-forth of an ordinary share, no nominal value, contained under the heading “Description of American Depositary Shares” and (c) the information set forth under the heading “Taxation”, in each case, in the Company’s Registration Statement on Form F-1 (File No. 333-223843), as originally filed with the Securities and Exchange Commission (the “Commission”) on March 22, 2018, as subsequently amended (the “Registration Statement”), and in the prospectus included in the Registration Statement to be filed separately by the Company with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which information shall be deemed to be incorporated by reference herein.

Item 2. Exhibits.

     In accordance with the Instructions as to Exhibits of Form 8-A, no exhibits are required to be filed because the securities being registered hereby are to be registered on an exchange on which no other securities of the Registrant are registered.

SIGNATURE

    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

MorphoSys AG

By:	/s/ Dr. Simon E. Moroney

Name: Dr. Simon E. Moroney
Title: Chief Executive Officer

Dated: April 12, 2018